LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

        The undersigned hereby designates, constitutes and appoints Randy Taylor, Jacquelyn J. Orr, Patricia Stratford and Farid Suleman, or any one of them, acting singly and not jointly, with the power of substitution, as the undersigned's true and lawful agents and Attorney-in-Fact (each, an "Attorney-in-Fact") to:

        (i)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Citadel Broadcasting Corporation (the "Company"), reports on Form 3, Form 4 and Form 5 in accordance with Section 16(a) of the  Securities Exchange Act of 1934 and the rules thereunder;

        (ii)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report on Form 3, Form 4 or Form 5, complete and execute any amendment or amendments thereto, and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

        (iii)   take any other action of any type whatsoever in connection with  the foregoing which, in the opinion of any such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such Attorney-in-Fact may approve in each such Attorney-in-Fact's discretion.

        The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such Attorney-in-Fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. All past acts of each Attorney-in-Fact in furtherance of the foregoing are hereby ratified and confirmed.

        The undersigned acknowledges that the foregoing Attorney-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports on Form 3, Form 4 and Form 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorney-in-Fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27 day of July, 2010.

     /s/ John L. Sander